Exhibit 99.1

Arrive AI to Hold Inaugural Quarterly Results Call

INDIANAPOLIS (August 7, 2025) – Arrive AI (NASDAQ:ARAI), an autonomous delivery network anchored by patented AI-powered Arrive Points™, will report its second quarter fiscal results on Thursday, August 14, 2025, after the market’s close.

Following the issuance of the earnings release, the company will host a conference call and webcast at 4:30 PM Eastern Time to review its results and strategic progress.

Company executives participating in the call will be CEO, Chairman and Founder Dan O’Toole, Chief Operating Officer Mark Hamm, Chief Strategy Officer Neerav Shah, Chief Financial Officer Todd Pepmeier and Corporate Counsel John Ritchison. Management will review quarterly accomplishments and address future strategic and operational objectives.

Join the webcast live via this link: https://edge.media-server.com/mmc/p/psy2vzvk Or, if you are an analyst who would like to join the call and ask questions, contact Alliance IR at ARAI.IR@allianceadvisors.com or call at 463-270-0092 and ask for CFO Todd Pepmeier.

A replay of the call will be accessible on https://www.arriveai.com/investor-relations.

About Arrive AI

Arrive AI’s patented Autonomous Last Mile (ALM) platform enables secure, efficient delivery to and from a smart, AI-powered mailbox, whether by drone, ground robot or human courier. The platform provides real-time tracking, smart logistics alerts and advanced chain of custody controls to support shippers, delivery services and autonomous networks. By combining artificial intelligence with autonomous technology, Arrive AI makes the exchange of goods between people, robots and drones frictionless and convenient. Its system integrates with smart home devices such as doorbells, lighting and security systems to streamline the entire last-mile delivery experience. Learn more at www.arriveai.com and via the company’s press kit.

Media contact: Cheryl Reed at media@arriveai.com

Investor Relations Contact: Alliance Advisors IR at ARAI.IR@allianceadvisors.com

Cautionary Note Regarding Forward Looking Statements

This news release and statements of Arrive AI’s management in connection with this news release or related events contain or may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements related to future events, which may impact our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “potential”, “will”, “should”, “could”, “would”, “optimistic” or “may” and other words of similar meaning. These forward-looking statements are based on information available to us as of the date of this news release and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve significant known and unknown risks, uncertainties and other factors which may be beyond our control. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Potential investors should review Arrive AI’s Registration Statement for more complete information, including the risk factors that may affect future results, which are available for review at www.sec.gov. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this news release, except as required by law.